FIRST AMENDMENT
                                       TO
                      TRUST UNDER CHARTWELL RE CORPORATION
                              EMPLOYMENT AGREEMENTS

This First Amendment to the Trust Under Chartwell Re Corporation Employment Agreements, by and between Chartwell Re Corporation ("Chartwell") and Shawmut Bank CT., the predecessor in interest to Fleet National Bank (the "Trustee") is entered into as of August 4, 1998.

                                    RECITALS

A. Chartwell entered into the Trust Under Chartwell Re Corporation Employment Agreements (the "Trust Agreement") with the Trustee on June 20, 1994;

B.   The Trust  Agreement  sets forth the terms and  conditions  of a trust (the
     "Trust") established in order to assist Chartwell in meeting its obligations to provide supplemental benefits under certain employment agreements; and

C. Chartwell and the Trustee wish to amend certain provisions of the Trust Agreement at this time.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee hereby consent to amend the Trust Agreement as follows:

1.       The following Section 1(f) shall be added immediately following Section
         1(e):

         "(f) The Company acknowledges and agrees (i) that the Company's obligation to pay to the Executives supplemental benefits pursuant to the terms of the Employment Agreements shall not be limited, terminated or reduced in any manner as a result of the Company making any contributions to the Trust under this Trust Agreement, (ii) that any contributions made by the Company to the Trust under this Trust Agreement are solely for the purpose of providing to the Company a source of funds through which it may satisfy its liability to pay supplemental benefits to the Executives pursuant to the terms of the Employment Agreements and (iii) that the Company is the exclusive beneficial owner of the Trust."

2. The last sentence of Section 2(c) shall be deleted and the following shall be inserted in its place:

         "In the event that the Company pays the entire amount due to an Executive (or his beneficiary) pursuant to the terms of the Executive's Employment Agreement, then the Trustee, upon receipt of certification from the Executive that such payment has been made, shall return to the Company all Trust assets that have been credited to such Executive's Account (as defined in Section 5(a) hereof)."

3. Section 5(c) shall be deleted and the following shall be inserted in its place:

         "For each taxable year of the Company, the Company shall be entitled to instruct the trustee of the Rabbi Trust to deduct from each Account and distribute to the Company as of the end of the first calendar quarter following such taxable year an amount equal to the greater of zero and the following:

                                        Individual Trust Account Taxes
         (Aggregate Taxes - $50,000) x  ------------------------------
                                                 Aggregate Taxes

         where "Aggregate Taxes" means all federal, state and local income or franchise taxes deemed payable by the Company with respect to the aggregate income or gains (offset by losses and loss carryforwards) recognized by all of the Accounts held in the Trust and "Individual Trust Account Taxes" means, with respect to each Account, all federal, state and local income or franchise taxes deemed payable by the Company with respect to the income or gains (offset by losses and loss carryforwards) attributable to such Account. In the event the Account does not have sufficient cash to make such distribution, the Company may cause the Trustee to sell securities or property to provide sufficient cash. Prior to making a payment to an Executive pursuant to
         Section 2(a) hereof, the Trustee shall reduce the Executive's Account by the amount by which the Trustee may deduct pursuant to the first sentence of this Section 5(c) with respect to the period from the end of the immediately preceding taxable year of the Company to the date of the payment to the Executive, including any taxes payable as a result of the distribution. For purposes of determining Aggregate Taxes and Individual Trust Account Taxes pursuant to this Section 5(c), it shall be assumed that the Company pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes applicable to business corporations in the jurisdictions in which the Company is subject to state and local income and franchise taxes, with such federal and state taxes reduced in order to reflect the deductibility of any state and local income and franchise taxes in determining federal taxes."

4. Except as expressly amended hereby, the Trust Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

5. This First Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

6. This First Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

7. This First Amendment shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to its conflict of law principles.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives.

CHARTWELL RE CORPORATION                          FLEET NATIONAL BANK,
                                                  as Trustee


By:__________________________                     By:___________________________
   Name:                                             Name:
   Title:                                            Title: